                                                                    EXHIBIT 11.1

                          EN POINTE TECHNOLOGIES, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                                  YEAR ENDED SEPTEMBER 30,
                                PRIMARY                                   ----------------------------------------
            (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)                   1996          1995          1994
                                                                          ------------  ------------  ------------
Net income..............................................................  $      3,330  $        703  $        187
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Basis for computation of primary earnings per common and common equivalent share:
Weighted average number of shares outstanding during period.............     4,184,385     3,350,000     3,137,833
Weighted average (incremental) common share equivalent after considering the effects of options and warrants, exercised and canceled during the
  period and after assumed repurchase of treasury shares................       117,535        59,500        59,500
                                                                          ------------  ------------  ------------
Total weighted shares...................................................     4,301,920     3,409,500     3,197,333
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Earnings per share......................................................  $       0.77  $       0.21  $       0.06
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                                                                                  YEAR ENDED SEPTEMBER 30,
                             FULLY DILUTED                                ----------------------------------------
            (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)                   1996          1995          1994
                                                                          ------------  ------------  ------------
Net income..............................................................  $      3,330  $        703  $        187
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Basis for computation of primary earnings per common and common equivalent share:
Weighted average number of shares outstanding during period.............     4,184,385     3,350,000     3,137,833
Weighted average (incremental) common share equivalent after considering the effects of options and warrants, exercised and canceled during the
  period and after assumed repurchase of treasury shares................       115,415        59,500        59,500
                                                                          ------------  ------------  ------------
Total weighted shares...................................................     4,299,800     3,409,500     3,197,333
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Earnings per share......................................................  $       0.77  $       0.21  $       0.06
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------